As filed with the Securities and Exchange Commission on August 31, 2012

Registration No. 333-______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LUXEYARD, INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	30-0473898
(State or other Jurisdiction of	(I.R.S Employer
Incorporation or Organization)	Identification Number)

8884 Venice Boulevard, Los Angeles, California	90034
(Address of Principal Executive Offices)	(Zip Code)

 LUXEYARD, INC.

2012 STOCK OPTION PLAN

(Full Title of the Plan)

Margot Ritcher

Luxeyard, Inc.

8884 Venice Boulevard

Los Angeles, CA 90034

(323) 488-3574

(Name, Address and Telephone Number of Agent for Service)

Copy to:

Evan L. Greebel, Esq.

Katten Muchin Rosenman LLP

575 Madison Avenue

New York, New York 10022

(212) 940-8800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee

Common Stock $0.0001 par value (3)	10,891,411	$0.13	$1,415,883.43	$162.26

Common Stock $0.0001 par value (4)	2,113,589	$0.13	$274,766.57	$31.49
Total	13,005,000	$0.13	$1,690,650.00	$193.75

(1)     This Registration Statement also covers additional shares of Luxeyard, Inc. common stock that may be issuable by reason of stock splits, stock dividends, or other adjustment provisions of the Luxeyard, Inc. 2012 Stock Option Plan, in accordance with Rule 416 under the Securities Act of 1933, as amended.

(2)     Estimated solely for the purpose of calculating the registration fee computed pursuant to Rule 457(c) and (h), upon the basis of the average of the high and low prices of the common stock as quoted on the OTCQB on August 30, 2012.

(3)     Represents shares underlying outstanding options granted under the Luxeyard, Inc. 2012 Stock Option Plan to certain directors, officers, employees and consultants to be registered for resale. As of the date of this Registration Statement, outstanding options to purchase up to 6,176,971 shares remain unvested.

(4)     Represents shares available for future option grants under the Luxeyard, Inc. 2012 Stock Option Plan.

EXPLANATORY NOTE

This Registration Statement contains two parts. First, the materials that follow Part I up to Part II of this Registration Statement constitute the reoffer prospectus, prepared in accordance with Part I of Form S-3, in accordance with General Instruction C of Form S-8, covering resales of “control securities” (as defined in General Instruction C of Form S-8). Such resale prospectus relates to shares of the common stock, $0.0001 par value per share, of Luxeyard, Inc. (the “Company”, and together with its subsidiaries, “we”, “our” and “us”) previously issued to certain of our employees pursuant to the Luxeyard, Inc. 2012 Stock Option Plan. The amount of shares to be reoffered or resold by means of the reoffer prospectus contained herein by each selling stockholder, and any other person with whom such selling stockholder is acting in concert for the purpose of selling securities of the Company, may not exceed, during any three-month period, the amount specified in Rule 144(e) of the Securities Act of 1933, as amended (the “Securities Act”). The second part contains information required to be set forth in the registration statement pursuant to Part II of Form S-8.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS*

Item 1.	Plan Information.*

Item 2.	Registrant Information and Employee Plan Annual Information.**

*	The documents containing the information specified in Part I of Form S-8 will be sent or given to employees as specified in Rule 428(b)(1) of the Securities Act. Such documents need not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

**	Upon written or oral request, any document incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) prospectus), and any document required to be delivered to a participant in the Plan pursuant to Rule 428(b) or additional information about the Luxeyard, Inc. 2012 Stock Option Plan are available, without charge, by contacting the Company at:

Luxeyard, Inc.

8884 Venice Boulevard

Los Angeles, California 90034

Attention: Margot Ritcher

Tel: (323) 488-3574.

Reoffer Prospectus

LUXEYARD, INC.

10,891,411 Shares of Common Stock

This reoffer prospectus relates to the offer and resale of up to an aggregate of 10,891,411 shares of common stock, par value $0.0001 per share, of Luxeyard, Inc., a Delaware corporation, underlying outstanding options previously granted under the Luxeyard, Inc. 2012 Stock Option Plan. The shares of common stock subject to this prospectus may be offered and sold from time to time by the selling stockholders listed in this prospectus after the filing of the related registration statement on Form S-8. This prospectus has been prepared for the purpose of registering future sales of the shares of common stock by the selling stockholders, on a continuous or delayed basis, to the public without restriction. Upon the effectiveness of the related registration statement, the selling stockholders may offer these shares for resale for his/her own account from time to time.

The selling stockholders may sell the shares of common stock covered by this prospectus through various means, including directly or indirectly to purchasers, in one or more transactions on any stock market on which such shares are traded at the time of sale, in privately negotiated transactions, or through a combination of these methods. The selling stockholders selling any shares pursuant to this prospectus may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended. Any commissions received by a broker or dealer in connection with resales of shares may be deemed to be underwriting commissions or discounts under the Securities Act. For additional information on the selling stockholders’ possible methods of sale, you should refer to the section in this prospectus entitled “Plan of Distribution.”

We will not receive any proceeds from the sale of the shares of common stock being offered by the selling stockholders. We will pay all of the expenses associated with this prospectus. Brokerage commissions and similar selling expenses, if any, attributable to the offer or sale of the shares of common stock covered by this prospectus will be borne by the respective selling stockholders.

Because our company does not currently meet the registrant requirements for use of Form S-3, the amount of shares which may be reoffered or resold by means of this reoffer prospectus by each selling stockholder, and any other person with whom such selling stockholder is acting in concert for the purpose of selling securities of our company, may not exceed, during any three month period, the amount specified in Rule 144(e) promulgated under the Securities Act of 1933, as amended.

Our common stock is quoted on the OTCQB under the symbol “LUXR.” On August 30, 2012, the closing price of our common stock on such market was $0.13 per share.

An investment in our securities is highly speculative, involves a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. Please see “Risk Factors” beginning on page 4 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is August 31, 2012.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	1

FORWARD-LOOKING STATEMENTS	1

PROSPECTUS SUMMARY	1

RISK FACTORS	4

USE OF PROCEEDS	17

SELLING STOCKHOLDERS	17

PLAN OF DISTRIBUTION	19

LEGAL MATTERS	21

EXPERTS	21

WHERE YOU CAN FIND MORE INFORMATION	21

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	22

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	22

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ABOUT THIS PROSPECTUS

You should rely only on the information contained in or incorporated by reference into this prospectus. We have not authorized any other person to provide you with additional information or information different from that contained in or incorporated by reference into this prospectus. The selling stockholders may, from time to time, offer to sell shares of our common stock only in jurisdictions where the offer or sale is permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus or that the information contained in any document incorporated by reference into this prospectus is accurate as of any date other than the date of the document incorporated by reference.

FORWARD-LOOKING STATEMENTS

This prospectus and other documents we file with the Securities and Exchange Commission (the “SEC”) contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements concerning our expected results of operations, financial resources or our projected plans for the expansion of our business, as well as other estimates relating to future operations. Words or phrases of expectation or uncertainty like “expect,” “believe,” “continue,” “anticipate,” “estimate,” “may,” “will,” “could,” “opportunity,” “future,” “project,” “can,” “intend,” “plan,” “potential,” “predict”, the negative of these terms or variations of such words and similar expressions are intended to identify “forward-looking statements,” although not all forward-looking statements contain these identifying words. Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this prospectus, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements included in this document are based on information available to us on the date hereof, and we assumes no obligation to update any such forward-looking statements.

PROSPECTUS SUMMARY

The following summary contains basic information about Luxeyard, Inc. and this prospectus. It may not contain all of the information that is important to you. For a more complete understanding, we encourage you to read the entire prospectus and the documents incorporated by reference into this prospectus. In this prospectus, the words “Company,” “we,” “our” and “us” refer to Luxeyard, Inc. and our subsidiaries.

The SEC allows us to “incorporate by reference” certain information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will update automatically, supplement and/or supersede this information. Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You should read the following summary together with the more detailed information regarding our company, our common stock and our financial statements and the notes to those statements appearing elsewhere in this prospectus or incorporated herein by reference.

Business Overview

We function as a member-based online marketplace for luxury consumer products. We source from merchants and offer to our members through our website via a “flash sale” or “daily deal” at deep discounts to retail prices. In January 2012, we launched our website www.Luxeyard.com and began operations. We launched with the product line of home goods and furniture. On March 27, 2012, we launched LuxeStyle apparel line. Initially, we focused on household furnishings and goods such as furniture, lighting and bedding. We recently expanded into apparel and accessories. As our member base and merchant selection increase, we expect to expand our offerings to include other consumer goods such as travel, gourmet food and beverages, consumer services events and gift cards. On May 1, 2012, we entered into operating agreements with Jaxon International, LLC (Jaxon) and Home Loft, Inc. to operate its Leather Groups (LG) website. Jaxon is a traditional “bricks and mortar” retail location and LG is a retail web site. On August 6, 2012, we entered into a Management Services Agreement with Ferris Holding Company, Inc., a Delaware corporation, DBA “Bari Leather Furniture” (Bari) to operate its Bari Leather Furniture website.

Each week we conduct several “flash sale” events on our website in which we feature merchandise at steep discounts to suggested retail prices. At the beginning of each event, members receive an email describing the featured products and directing them to our website to participate. We list events on the member homepage of our website and each event remains on our site for three to five days, depending on demand and quantity offered.

In addition to flash sales, we also feature a “Daily Deal” whereby we offer a single product on our website for a 24 hour period. Similar to flash sales, our members receive email notifications when deals commence, directing them to the member homepage for more details. Unlike other deal of the day models, members are not required to purchase a minimum number of products before the deal becomes active. In some cases, when our Group Buy feature is active, as more members participate in the deal, the purchase price decreases.

Members purchase products directly through our website via credit card and, in most cases, products ship directly from the merchant’s location to the member. With our Concierge Buying program, we use a model similar to Facebook and Pinterest to determine what customers want. We then source the most popular products and offer those to the members via a sale that features special notifications and discounts for those who contributed to the process.

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In April, we began a Business to Business program through which we source containers of goods and sell them to retailers via our business to business website.

The retailers are offered products prior to the arrival of the container shipments and any unsold items from the container shipment are then offered on our website. The Business to Business program is operating under the TradeYard dba and offers flash sales to businesses and daily deals to businesses.

We manage and operate the retail store, Jaxon which provides us a retail outlet. We also manage the LeatherGroups and Bari Leather Furniture web-sites.

Additionally, we syndicate sales events and product sales with other flash sale and daily deal websites wherein we provide goods to be sold on their websites

Corporate Information

Our principal executive offices are located at 8884 Venice Boulevard, Los Angeles, California 90034 and our telephone number is (323) 488-3574. Our website address is www.Luxeyard.com. The information contained therein or connected thereto shall not be deemed to be incorporated into this prospectus or the registration statement of which it forms a part. The information on our website is not part of this prospectus.

The Offering

Common stock offered by selling stockholders	10,891,411 shares of our common stock underlying outstanding options previously granted under the Luxeyard, Inc. 2012 Stock Option Plan (the “Plan”) to the selling stockholders.

Use of proceeds	We will not receive any proceeds from the sales of these shares. We will receive proceeds to the extent that options to purchase common stock may be issued and thereafter exercised. We will use the exercise proceeds, if any, for working capital and general corporate purposes.

Trading Symbol	LUXR

Risk Factors	The common stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. You should carefully consider the risk factors described in this prospectus in the “Risk Factors” section before making a decision to invest.

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RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below, together with all of the other information included in this report, before making an investment decision. If any of the following risks actually occurs, our business, financial condition or results of operations could suffer. In that case, the trading price of our shares of common stock could decline, and you may lose all or part of your investment. You should read the section entitled “Forward-Looking Statements” above for a discussion of what types of statements are forward-looking statements, as well as the significance of such statements in the context of this prospectus.

Risks Related to Our Business

We have a history of operating losses and there can be no assurance that we can achieve or maintain profitability.

We have a history of operating losses and may not achieve or sustain profitability. We cannot guarantee that we will become profitable. Even if we achieve profitability, given the competitive and evolving nature of the industry in which we operate, we may be unable to sustain or increase profitability and our failure to do so would adversely affect our business, including our ability to raise additional funds.

Our operating results may fluctuate significantly and our stock price could decline or fluctuate if our results do not meet the expectation of analysts or investors.

We expect to experience substantial variations in our net sales and operating results from quarter to quarter. As a result of fluctuations in our revenue and operating expenses that may occur, we believe that period-to-period comparisons of our results of operations are not a good indication of our future performance. It is possible that in some future quarter or quarters, our operating results will be below the expectations of securities analysts or investors. In that case, our common stock price could fluctuate significantly or decline.

Our independent registered public accounting firm has expressed doubt about our ability to continue as a going concern, which may hinder our ability to obtain future financing.

Our financial statements as of December 31, 2011 have been prepared under the assumption that we will continue as a going concern. Our independent registered public accounting firm has issued a report that included an explanatory paragraph referring to our recurring net losses and negative cash flows from operations and expressing substantial doubt in our ability to continue as a going concern. Our ability to continue as a going concern is dependent upon our ability to obtain additional equity financing or other capital, attain further operating efficiencies, reduce expenditures, and, ultimately, generate additional revenue. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. We are continually evaluating opportunities to raise additional funds through public or private equity financings, as well as evaluating prospective business partners, and will continue to do so. However, if adequate funds are not available to us when we need them, and we are unable to enter into some form of strategic relationship that will give us access to additional cash resources, we will be required to even further curtail our operations which would, in turn, further raise substantial doubt about our ability to continue as a going concern.

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If we fail to acquire and retain members, our revenue and business will be harmed.

We expect to spend approximately $4,319,715 on online marketing and advertising initiatives relating to member acquisition for the next twelve months and expect to continue to spend significant amounts to acquire additional members. We must acquire and retain members that purchase our deals in order to increase revenue and achieve profitability. We cannot assure you that the revenue from members we acquire will ultimately exceed the cost of acquiring members. If consumers do not perceive our offers to be of high value and quality or if we fail to introduce new and more relevant deals, we may not be able to acquire or retain members. If we are unable to acquire and retain members who purchase our deals in numbers sufficient to grow our business, or if members cease to purchase our deals, the revenue we generate may decrease and our operating results will be adversely affected.

In addition, some of our new members are originated from word-of-mouth or other non-paid referrals including other members, and therefore we must ensure that our members will remain loyal to our service in order for us to continue receiving those referrals. If our efforts to satisfy our members are not successful, we may not be able to acquire new members in sufficient numbers to grow our business or we may be required to incur significantly higher marketing expenses in order to acquire new members. Further, we believe that our success is influenced by the level of communication and sharing among members. If the level of usage by our member base does not grow as expected, we may suffer a decline in member growth or revenue. A failure to acquire members or a significant decrease in the level of member usage after or the launch of our website would have an adverse effect on our business, financial condition and results of operations.

If we fail to initially attract merchants or fail to add new merchants after the launch of our website, our revenue and business will be harmed.

We depend on our ability to attract and retain merchants that are prepared to offer products or services on compelling terms through our marketplace. We currently do not have any long-term arrangements with the vendors to guarantee the availability of deals that offer attractive quality, value and variety to consumers or favorable payment terms to the Company. We must attract and then retain merchants in order to generate and increase revenue and achieve profitability. If merchants do not find our marketing and promotional services effective or do not believe that utilizing our services provide them with a long-term increase in customers, revenue or profit, they may not make, or continue to make, offers through our marketplace. In addition, we may experience attrition in our merchants in the ordinary course of business resulting from several factors, including losses to competitors and merchant closures or bankruptcies. If we are unable to attract merchants in numbers sufficient to grow our business, or if too many merchants are unwilling to offer products or services with compelling terms through our marketplace or offer favorable payment terms to us, we may sell fewer deals and our operating results will be adversely affected.

If our efforts to market, advertise and promote products and services from our merchants are not successful, or if merchants do not believe that utilizing our services provides them with a long-term increase in customers, revenue or profit, we may not be able to attract and retain merchants in sufficient numbers to grow our business or we may be required to incur significantly higher marketing expenses or accept lower margins in order to attract merchants. A failure to attract merchants, a significant increase in merchant attrition or decrease in merchant growth would have an adverse effect on our business, financial condition and results of operation.

5

Our business is highly competitive. Competition presents an ongoing threat to the success of our business.

The online group buying market is extremely competitive and we expect competition in e-commerce generally, and group buying in particular, to continue to increase because there are no significant barriers to entry. A substantial number of group buying sites that feature similar business models exist and may continue to emerge. In addition to such competitors, we expect to increasingly compete against other large internet and technology-based businesses, such as Amazon, Google and Microsoft, each of which has launched initiatives which are directly competitive to our business. We also expect to compete against other internet sites that are focused on specific communities or interests and offer discount arrangements related to such communities or interests. We also compete with traditional offline discount services, as well as newspapers, magazines and other traditional media companies who provide coupons and discounts on products and services.

We believe that our ability to compete depends upon many factors both within and beyond our control, including the following:

•	the size and composition of our member base and the number of merchants we feature;
•	the timing and market acceptance of deals we offer, including the developments and enhancements to those deals offered by us or our competitors;
•	member and merchant service and support efforts;
•	selling and marketing efforts;
•	ease of use, performance, price and reliability of services offered either by us or our competitors;
•	our ability to cost-effectively manage our operations; and
•	our reputation and brand strength relative to our competitors.

Many of our current and potential competitors have longer operating histories, significantly greater financial, marketing and other resources and larger member bases than we do. These factors may allow our competitors to benefit from their existing customer or member base with lower customer acquisition costs or to respond more quickly than we can to new or emerging technologies and changes in consumer habits. These competitors may engage in more extensive research and development efforts, undertake more far-reaching marketing campaigns and adopt more aggressive pricing policies, which may allow them to build larger member bases or generate revenue from their member bases more effectively than we do. Our competitors may offer deals that are similar to the deals we offer or that achieve greater market acceptance than the deals we offer. This could attract members away from our websites, reduce our market share and adversely impact our revenue. In addition, we are dependent on some of our existing or potential competitors for banner advertisements and other marketing initiatives to acquire new members. Our ability to utilize their platforms to acquire new members may be adversely affected if they choose to compete more directly with us.

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If we are unable to retain favorable terms with our merchants, our revenue may be adversely affected.

The success of our business depends in part on our ability to attract, retain and increase the number of merchants who use our service. If merchants decide that utilizing our services no longer provides an effective means of attracting new customers or selling their goods and services, they may demand a higher percentage of the gross billings from each deal sold. This would adversely affect our revenue.

In addition, some competitors may accept lower margins, or negative margins, to attract attention and acquire new members. If competitors engage in group buying initiatives in which merchants receive a higher percentage of the gross billings than we offer, we may be forced to pay a higher percentage of the gross billings than we offer, which may reduce our revenue.

Our business relies heavily on email and other messaging services, and any restrictions on the sending of emails or messages or a decrease in member willingness to receive messages could adversely affect our revenue and business.

Our business will be highly dependent upon email and other messaging services. Deals offered through emails and other messages sent by us, or on our behalf by our affiliates, are expected to generate a substantial portion of our revenue. Because of the importance of email and other messaging services to our businesses, if we are unable to successfully deliver emails or messages to our members or potential members, or if members decline to open our emails or messages, our revenue and profitability would be adversely affected. Actions by third parties to block, impose restrictions on, or charge for the delivery of emails or other messages could also materially and adversely impact our business. From time to time, internet service providers block bulk email transmissions or otherwise experience technical difficulties that result in our inability to successfully deliver emails or other messages to third parties. In addition, our use of email and other messaging services to send communications about our website or other matters may result in legal claims against us, which if successful might limit or prohibit our ability to send emails or other messages. Any disruption or restriction on the distribution of emails or other messages or any increase in the associated costs would materially and adversely affect our revenue and profitability.

If our merchants do not meet the needs and expectations of our members, our business could suffer.

Our business will depend on providing high-quality luxury deals and our brand and reputation may be harmed by actions taken by merchants that are outside our control. Any shortcomings of one or more of our merchants, particularly with respect to delivery of products or an issue affecting the quality of the deal offered or the products or services sold, may be attributed by our members to us, thus damaging our reputation, brand value and potentially affecting our results of operations. In addition, negative publicity and member sentiment generated as a result of fraudulent or deceptive conduct by our merchants could damage our reputation, reduce our ability to attract new members or retain our current members, and diminish the value of our brand.

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Our business depends substantially on the continuing efforts of our senior management and other key personnel, and our business may be severely disrupted if we lost their services.

Our future success heavily depends on the continued service of our senior management and other key employees. If one or more of our senior executives are unable or unwilling to continue to work for us in their present positions, we may have to spend a considerable amount of time and resources searching, recruiting, and integrating the replacements into our operations, which would substantially divert management’s attention from our business and severely disrupt our business. This may also adversely affect our ability to execute our business strategy. Key executives are Braden Richter, Chief Executive Officer and President, Jerry Wilkerson, Chief Technology Officer, Josh Thompson, Chief Marketing Officer, and Margot Ritcher, Chief Financial Officer. The Chief Financial Officer is not contractually bound to the Company and could leave at any time. The company operates in an industry that changes rapidly and is highly competitive, and it may be difficult to attract new candidates if any of our senior executives leave. Moreover, if any of our senior executives joins a competitor or forms a competing company, we may lose customers, suppliers, know-how, and key employees.

Our senior management’s limited experience managing a publicly traded company may divert management’s attention from operations and harm our business.

Our senior management team has relatively limited experience managing a publicly traded company and complying with federal securities laws, including compliance with recently adopted disclosure requirements on a timely basis. Our management will be required to design and implement appropriate programs and policies in responding to increased legal, regulatory compliance and reporting requirements, and any failure to do so could lead to the imposition of fines and penalties and harm our business.

We may be unable to attract and retain qualified, experienced, highly skilled personnel, which could adversely affect the implementation of our business plan.

Our success depends to a significant degree upon our ability to attract, retain and motivate skilled and qualified personnel. As we become a more mature company in the future, we may find our recruiting and retention efforts more challenging. We will be seeking to hire a significant number of personnel, including certain key management personnel. If we do not succeed in attracting, hiring and integrating excellent personnel, or retaining and motivating existing personnel, we may be unable to grow effectively. The loss of any key employee, including members of our senior management team, and our inability to attract highly skilled personnel with sufficient experience in our industries could harm our business.

Our business is impacted by general economic conditions and related uncertainties affecting markets in which we operate.

General economic conditions, in particular conditions that impact consumer spending and construction and industrial activity, could adversely impact our business. These conditions could result in reduced demand for our deals, increased order cancellations and returns, an increased risk of excess and obsolete inventories and increased pressure on the prices of our products.

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Difficult economic conditions could also increase the risk of extending credit to our retailers. Although we believe that our use of a commercial factor reduces such risk, the factor may at any time terminate or limit its approval of shipments to a particular customer, and the likelihood of the factor doing so may increase as a result of current economic conditions. Such an action by the factor could result in the loss of future sales to the affected customer.

We depend on the continued growth of online commerce.

The business of selling goods and services over the internet, particularly through coupons, is dynamic and relatively new. Concerns about fraud, privacy and other problems may discourage additional consumers and merchants from adopting the internet as a medium of commerce. In order to expand our member base, we must appeal to and acquire members who historically have used traditional means of commerce to purchase goods and services and may prefer internet analogues to our offerings, such as the retailer’s own website. If these consumers prove to be less active than our earlier members, or we are unable to gain efficiencies in our operating costs, including our cost of acquiring new members, our business could be adversely impacted.

Government regulation of the internet and e-commerce is evolving, and unfavorable changes or failure by us to comply with these regulations could substantially harm our business and results of operations.

We are subject to general business regulations and laws as well as regulations and laws specifically governing the internet and e-commerce. Existing and future regulations and laws could impede the growth of the internet or other online services. These regulations and laws may involve taxation, tariffs, member privacy, anti-spam, data protection, content, copyrights, distribution, electronic contracts and other communications, consumer protection, the provision of online payment services and the characteristics and quality of services. It is not clear how existing laws governing issues such as property ownership, sales and other taxes, libel and personal privacy apply to the internet as the vast majority of these laws were adopted prior to the advent of the internet and do not contemplate or address the unique issues raised by the internet or e-commerce. In addition, it is possible that governments of one or more countries may seek to censor content available on our websites and applications or may even attempt to completely block access to our websites. Adverse legal or regulatory developments could substantially harm our business. In particular, in the event that we are restricted, in whole or in part, from operating in one or more countries, our ability to retain or increase our member base may be adversely affected and we may not be able to maintain or grow our revenue as anticipated.

Failure to comply with federal, state and international privacy laws and regulations, or the expansion of current or the enactment of new privacy laws or regulations, could adversely affect our business.

A variety of federal and state laws and regulations govern the collection, use, retention, sharing and security of consumer data. The existing privacy-related laws and regulations are evolving and subject to potentially differing interpretations. In addition, various federal, state and foreign legislative and regulatory bodies may expand current or enact new laws regarding privacy matters. For example, recently there have been Congressional hearings and increased attention to the capture and use of location-based information relating to users of smartphones and other mobile devices. We will post privacy policies and practices concerning the collection, use and disclosure of member data on our websites and applications. Several internet companies have incurred penalties for failing to abide by the representations made in their privacy policies and practices. In addition, several states have adopted legislation that requires businesses to implement and maintain reasonable security procedures and practices to protect sensitive personal information and to provide notice to consumers in the event of a security breach. Any failure, or perceived failure, by us to comply with our posted privacy policies or with any data-related consent orders, Federal Trade Commission requirements or orders or other federal, state or international privacy or consumer protection-related laws, regulations or industry self-regulatory principles could result in claims, proceedings or actions against us by governmental entities or others or other liabilities, which could adversely affect our business. In addition, a failure or perceived failure to comply with industry standards or with our own privacy policies and practices could result in a loss of members or merchants and adversely affect our business. Federal and state governmental authorities continue to evaluate the privacy implications inherent in the use of third-party web “cookies” for behavioral advertising. The regulation of these cookies and other current online advertising practices could adversely affect our business.

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We may suffer liability as a result of information retrieved from or transmitted over the internet and claims related to our service offerings.

We may be, and in certain cases have been, sued for defamation, civil rights infringement, negligence, patent, copyright or trademark infringement, invasion of privacy, personal injury, product liability, breach of contract, unfair competition, discrimination, antitrust or other legal claims relating to information that is published or made available on our websites or service offerings we make available. In addition, we could incur significant costs in investigating and defending such claims, even if we ultimately are not found liable. If any of these events occurs, our net income could be materially and adversely affected.

We are subject to risks associated with information disseminated through our websites and applications, including consumer data, content that is produced by our staff and errors or omissions related to our product offerings. Such information, whether accurate or inaccurate, may result in our being sued by our merchants, members or third parties and as a result our revenue and goodwill could be materially and adversely affected.

Our business depends on our ability to maintain and scale the network infrastructure necessary to operate our websites and applications, and any significant disruption in service on our websites or applications could result in a loss of members, customers or merchants.

Members access our deals through our websites. Our reputation and ability to acquire, retain and serve our members and customers are dependent upon the reliable performance of our websites and the underlying network infrastructure. As our member base and the amount of information shared on our websites continue to grow, we will need an increasing amount of network capacity and computing power. We have spent and expect to continue to spend substantial amounts on data centers and equipment and related network infrastructure to handle the traffic on our websites and applications. The operation of these systems is expensive and complex and could result in operational failures. In the event that our member base or the amount of traffic on our websites grows more quickly than anticipated, we may be required to incur significant additional costs. Interruptions in these systems, whether due to system failures, computer viruses or physical or electronic break-ins, could affect the security or availability of our websites and applications, and prevent our members from accessing our services. A substantial portion of our network infrastructure is hosted by third-party providers. Any disruption in these services or any failure of these providers to handle existing or increased traffic could significantly harm our business. Any financial or other difficulties these providers face may adversely affect our business, and we exercise little control over these providers, which increases our vulnerability to problems with the services they provide. If we do not maintain or expand our network infrastructure successfully or if we experience operational failures, we could lose current and potential members and merchants, which could harm our operating results and financial condition.

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Our business depends on the development and maintenance of the internet infrastructure.

The success of our services depends largely on the development and maintenance of the internet infrastructure. This includes maintenance of a reliable network backbone with the necessary speed, data capacity and security, as well as timely development of complementary products, for providing reliable internet access and services. The internet has experienced, and is likely to continue to experience, significant growth in the number of users and amount of traffic. The internet infrastructure may be unable to support such demands. In addition, increasing numbers of users, increasing bandwidth requirements or problems caused by viruses, worms, malware and similar programs may harm the performance of the internet. The backbone computers of the internet have been the targets of such programs. The internet has experienced a variety of outages and other delays as a result of damage to portions of its infrastructure, and it could face outages and delays in the future. These outages and delays could reduce the level of internet usage generally as well as the level of usage of our services, which could adversely impact our business.

We will incur increased costs as a result of being a public company.

We face increased legal, accounting, administrative and other costs and expenses as a public company that we do not incur as a private company. The Sarbanes-Oxley Act of 2002, including the requirements of Section 404, as well as new rules and regulations subsequently implemented by the SEC, the Public Company Accounting Oversight Board (the “PCAOB”), impose additional reporting and other obligations on public companies. We expect that compliance with these public company requirements will increase our costs and make some activities more time-consuming. A number of those requirements will require us to carry out activities we have not done previously. For example, we will adopt new internal controls and disclosure controls and procedures. In addition, we will incur additional expenses associated with our SEC reporting requirements. Furthermore, if we identify any issues in complying with those requirements (for example, if we or our accountants identify a material weakness or significant deficiency in our internal control over financial reporting), we could incur additional costs rectifying those issues, and the existence of those issues could adversely affect us, our reputation or investor perceptions of us. We also expect that it will be difficult and expensive to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers. Advocacy efforts by stockholders and third parties may also prompt even more changes in corporate governance and reporting requirements. We expect that the additional reporting and other obligations imposed on us by these rules and regulations will increase our legal and financial compliance costs and the costs of our related legal, accounting and administrative activities significantly. These increased costs will require us to divert a significant amount of money that we could otherwise use to expand our business and achieve our strategic objectives.

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Our ability to raise capital in the future may be limited, and our failure to raise capital when needed could prevent us from growing.

We may in the future be required to raise capital through public or private financing or other arrangements. Such financing may not be available on acceptable terms, or at all, and our failure to raise capital when needed could harm our business. Additional equity financing may dilute the interests of our common stockholders, and debt financing, if available, may involve restrictive covenants and could reduce our profitability. If we cannot raise funds on acceptable terms, we may not be able to grow our business or respond to competitive pressures.

Risks Related to Ownership of Our Common Stock

Our common stock has a limited trading market, which could affect your ability to sell shares of our common stock and the price you may receive for our common stock.

Our common stock is currently traded on the OTCQB under the symbol “LUXR.” There is only limited trading activity in our securities. We have a relatively small public float compared to the number of our shares outstanding. Accordingly, we cannot predict the extent to which investors’ interest in our common stock will provide an active and liquid trading market. Due to our limited public float, we may be vulnerable to investors taking a “short position” in our common stock, which would likely have a depressing effect on the price of our common stock and add increased volatility to our trading market. The volatility of the market for our common stock could have a materially adverse effect on our business, results of operations and financial condition. There cannot be any guarantee that an active trading market for our securities will develop or, if such a market does develop, will be sustained. Accordingly, investors must be able to bear the financial risk of losing their entire investment in our common stock.

Our common stock is quoted only on the OTCQB, which may have an unfavorable impact on our stock price and liquidity.

Our common stock is quoted on the OTCQB. The OTCQB is a significantly more limited market than the New York Stock Exchange or The NASDAQ Stock Market. The quotation of our shares on the OTCQB may result in a less liquid market available for existing and potential stockholders to trade shares of our common stock, could depress the trading price of our common stock, and could have a long-term adverse impact on our ability to raise capital in the future.

If we are unable to adequately fund our operations, we may be forced to voluntarily file for deregistration of our common stock with the SEC.

Compliance with the periodic reporting requirements required by the SEC consumes a considerable amount of both internal, as well external, resources and represents a significant cost for us. We estimate that we will incur approximately $250,000 in costs in connection with compliance with the periodic reporting requirements required by the SEC on an annual basis. If we are unable to continue to devote adequate funding and the resources needed to maintain such compliance, while continuing our operations, we may be forced to deregister with the SEC. If we file for deregistration, our common stock will no longer be listed on the OTCQB, and it may suffer a decrease in, or absence of, liquidity as after the deregistration process is complete, our common stock will only be tradable on the “Pink Sheets.”

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Because we became public by means of a “reverse merger,” we may not be able to attract the attention of major brokerage firms.

Additional risks may exist since we will become public through a “reverse merger.” Securities analysts of major brokerage firms may not provide coverage of us since there is little incentive to brokerage firms to recommend the purchase of our common stock. We cannot assure you that brokerage firms will want to conduct any secondary offerings on behalf of our company in the future.

The sale of securities by us in any equity or debt financing could result in dilution to our existing stockholders and have a material adverse effect on our earnings.

Any sale of common stock by us in a future private placement offering could result in dilution to the existing stockholders as a direct result of our issuance of additional shares of our capital stock. In addition, our business strategy may include expansion through internal growth, by acquiring members email lists, or by establishing strategic relationships with targeted customers and vendor. In order to do so, or to finance the cost of our other activities, we may issue additional equity securities that could dilute our stockholders’ stock ownership. We may also assume additional debt and incur impairment losses related to goodwill and other tangible assets if we acquire another company and this could negatively impact our earnings and results of operations.

There may be future sales or other dilution of our common stock, including from the conversion of our 8% preferred stock, and the exercise of our warrants, which may materially adversely affect the market price of our common stock and negatively impact a holder’s investments.

We are not restricted from issuing additional common stock, including any securities that are convertible into or exercisable for, or that represent the right to receive, common stock or any substantially similar securities. We may issue additional preferred stock, except, if it ranks senior to, or on parity with, our 8% preferred stock, we must obtain the consent of holders of our 8% preferred stock. In addition, quarterly dividends payable on our 8% preferred stock may be paid “in-kind,” at our option, in additional shares of 8% preferred stock. The market price of our common stock could decline as a result of sales of a large number of issuances of common stock, 8% preferred stock, warrants or similar securities in the market in the future or the perception that such issuances could occur. For example, if we issue preferred stock in the future that (i) has a preference over our common stock with respect to the payment of dividends or upon our liquidation, dissolution or winding-up, (ii) has voting rights that dilute the voting power of our common stock or (iii) is convertible into our common stock, the rights of holders of our common stock or the market price of our common stock could be adversely affected.

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Each share of our 8% preferred stock is convertible into, and each warrant is exercisable for, at the option of the holder, shares of our common stock. The conversion or exercise of some or all of our 8% preferred stock or warrants, as applicable, will dilute the ownership interest of existing holders of our common stock. Any sales in the public market of our common stock issuable upon such conversion or exercise could adversely affect prevailing market prices of the outstanding shares of our common stock or 8% preferred stock or warrants. In addition, the existence of our 8% preferred stock and warrants may encourage short selling or arbitrage trading activity by market participants because the conversion of our 8% preferred stock or exercise of our warrants could depress the price of our common stock.

Furthermore, grants of restricted common stock and options have been made to our officers and key employees under our management incentive and other employee incentive plans.

Together with these grants, there are currently outstanding 8,904,287 shares of our 8% preferred stock that are currently convertible into 8,904,287 shares of our common stock and warrants to purchase 24,099,003 shares of our common stock. Upon the conversion of our 8% preferred stock or the exercise of warrants and options, these securities would have a dilutive effect on our outstanding shares of common stock.

Future sales of our common stock in the public market could lower the price of our common stock and impair our ability to raise funds in future securities offerings.

Future sales of a substantial number of shares of our common stock in the public market, or the perception that such sales may occur, could adversely affect the then prevailing market price of our common stock and could make it more difficult for us to raise funds in the future through a public offering of its securities.

The market price of our common stock may be volatile and may be affected by market conditions beyond our control.

The market price of our common stock is subject to significant fluctuations in response to, among other factors:

•	variations in our operating results and market conditions specific to companies offering group-buying deals;
•	changes in financial estimates or recommendations by securities analysts;
•	the emergence of new competitors;
•	operating and market price performance of other companies that investors deem comparable;
•	changes in our board or management;
•	sales or purchases of our common stock by insiders;
•	commencement of, or involvement in, litigation;
•	changes in governmental regulations; and
•	general economic conditions and slow or negative growth of related markets.

In addition, if the market for stocks in our industry, or the stock market in general, experiences a loss of investor confidence, the market price of our common stock could decline for reasons unrelated to our business, financial condition or results of operations. If any of the foregoing occurs it could cause the price of our common stock to fall and may expose us to lawsuits that, even if unsuccessful, could be costly to defend and a distraction to the board of directors and management.

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We do not intend to pay dividends on our common stock for the foreseeable future, and you must rely on increases in the market prices of our common stock for returns on your investment.

For the foreseeable future, we intend to retain any earnings to finance the development and expansion of our business, and we do not anticipate paying any cash dividends on our common stock. Accordingly, investors must be prepared to rely on sales of their common stock after price appreciation to earn an investment return, which may never occur. Investors seeking cash dividends should not purchase our common stock. Any determination to pay dividends in the future will be made at the discretion of our board of directors and will depend on our results of operations, financial condition, contractual restrictions, restrictions imposed by applicable law and other factors our board of directors deems relevant.

We are subject to penny stock regulations and restrictions and you may have difficulty selling shares of our common stock.

The SEC has adopted regulations which generally define so-called “penny stocks” as an equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. Our shares of common stock are “penny stock” and we are subject to Rule 15g-9 (the “Penny Stock Rule”) under the Exchange Act of 1934, as amended (the “Exchange Act”). This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers and “accredited investors” (generally, individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouses). For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and receive the purchaser’s written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

There can be no assurance that our shares of common stock will qualify for exemption from the Penny Stock Rule. In any event, even if our common stock was exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of penny stock if the SEC finds that such a restriction would be in the public interest.

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Until the conversion of our 8% preferred stock or the exercise of our warrants, holders of these securities do not have identical rights as holders of our common stock, but they will be subject to all changes made with respect to our common stock.

Before converting shares of our 8% preferred stock, holders of our 8% preferred stock are not entitled to any rights with respect to our common stock (other than voting rights and rights to receive dividends or other distributions on our common stock), but they are subject to all changes affecting our common stock. In addition, holders of warrants are not entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock), but they also will be subject to all changes affecting our common stock. Even though holders of our 8% preferred stock vote on an as-converted basis with holders of our common stock, they will only be entitled to exercise all of the rights of a holder of our common stock upon conversion of their 8% preferred stock and only as to matters for which the record date occurs on or after the applicable conversion date and to the extent permitted by law, although they will be subject to any changes in the powers, preferences or special rights of our common stock that may occur as a result of any stockholder action. Similarly, holders of our warrants will have rights with respect to our common stock only if they receive our common stock upon exercise of the warrants and only as of the date when such holder becomes a record owner of the shares of our common stock upon such exercise. For example, with respect to warrants, if an amendment is proposed to our certificate of incorporation or bylaws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to the date a warrant holder is deemed to be the owner of the shares of our common stock due upon exercise of the warrants, the exercising warrant holder will not be entitled to vote on the amendment, although such holder will nevertheless be subject to any changes in the powers, preferences or special rights of our common stock.

In the event of our voluntary or involuntary liquidation, winding-up or dissolution, our 8% preferred stock will rank senior to our common stock but junior to all of our liabilities.

In the event of our voluntary or involuntary liquidation, winding-up or dissolution, the holders of our 8% preferred stock may exercise their rights to convert all or a portion of stock into common stock. Each holder of 8% preferred stock that does not exercise its rights to convert shall be entitled to receive out of our assets, for each share of 8% preferred stock, cash in an amount equal to (i) the original issue price plus (ii) all accrued but unpaid dividends on the shares, before any payment or distribution shall be made on the common stock, but after payment of all outstanding indebtedness and all amounts due on liquidation, dissolution or winding-up in respect of all preferred stock of the Corporation which by its terms is senior to the 8% preferred stock, if any.

Our 8% preferred stock is perpetual in nature.

Shares of our 8% preferred stock represent a perpetual interest in the Company and, unlike indebtedness, will not give rise to a claim for payment of a principal amount at a particular date. Therefore, holders should be aware that they may be required to bear the financial risks of an investment in our 8% preferred stock for an indefinite period of time, unless such holders convert, at their option, their shares of 8% preferred stock into common stock.

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A fundamental transaction with respect to us may trigger certain rights for the purpose of our 8% preferred stock.

The certificate of designations of our 8% preferred stock contains a covenant that if a “fundamental transaction”, as defined in the certificate of designations of our 8% preferred stock, occurs, then such event will be treated as liquidation for purposes of a liquidation preference in the certificate of designations. In such case, the holders of our 8% preferred stock may exercise their rights to convert all or a portion of stock into common stock. Each holder of preferred stock that does not exercise its rights to convert shall be entitled to receive out of our assets, for each share of preferred stock, cash in an amount equal to (i) the original issue price plus (ii) all accrued but unpaid dividends on the shares, before any payment or distribution shall be made on the common stock, but after payment of all outstanding indebtedness and all amounts due on liquidation, dissolution or winding-up in respect of all preferred stock of the Company which by its terms is senior to the 8% preferred stock, if any. Any change of control transaction with respect to the Company may also negatively affect the liquidity, value or volatility of our common stock and thereby negatively impact the value of our 8% preferred stock (and our warrants). Additionally, the provisions of our 8% preferred stock related to fundamental transactions could have the effect of discouraging third parties from pursuing certain transactions with us, which may otherwise be in the best interest of our stockholders.

USE OF PROCEEDS

The shares which may be sold pursuant to this prospectus will be sold for the respective accounts of each of the selling stockholders. Accordingly, the Company will not realize any proceeds from the sale of the shares, except that it will derive proceeds if options currently outstanding or hereafter granted are exercised. If exercised, such funds will be available to the Company for working capital and general corporate purposes. No assurance can be given, however, as to when or if any or all of the options will be exercised. All expenses of the registration of the shares have been paid for by the Company. See “Selling Stockholders” and “Plan of Distribution.”

SELLING STOCKHOLDERS

The 10,891,411 shares of our common stock to which this reoffer prospectus relates is comprised entirely of shares issuable upon the exercise of options granted under the Plan to the selling stockholders named below, and are being registered for reoffers and resales by such selling stockholders, who acquired the shares pursuant to one of our “employee benefit plans” as that term is defined in Rule 405 of Regulation C under the Securities Act. The shares of common stock that may be resold pursuant to this prospectus may be subject the satisfaction of certain applicable vesting conditions pursuant to the terms of the respective grants. Such selling stockholders may resell all, a portion, or none of the shares of common stock from time to time while this prospectus is effective. Any changed information will be set forth in an amendment to the registration statement or supplement to this reoffer prospectus, to the extent required by law.

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The following table sets forth the name and relationship to the Company of the selling stockholders and information regarding beneficial ownership of our common stock by the selling stockholders as of August 16, 2012. Unless otherwise indicated, beneficial ownership is determined in accordance with the rules of the SEC, and is based upon information provided by each respective selling stockholder identified below and other public documents filed with the SEC.

Unless otherwise specified, the address of each of the selling stockholders listed below is c/o Luxeyard Inc., 8884 Venice Blvd., Los Angeles, CA 90034.

Selling Stockholder	Position	Total Shares Beneficially Owned Prior to Offering (1)		Maximum Shares Offered Pursuant to this Prospectus (2)	Shares Beneficially Owned Following Resale (3)		Percentage of Outstanding Shares of Common Stock after the Offering (4)
Jeremy Castro	Former Director of Production	50,000		50,000	0		*
RoseAnn Linder	B2B Manager	33,333		100,000	0		*
Francesca Resnick	Trendsetter Manager	16,667		50,000	0		*
Daniel Wilson	Art Director	33,333		100,000	0		*
Adam Michaelson	Purchasing	33,333		100,000	0		*
Dana Stucker	Investor Relations Officer	30,556		100,000	0		*
Pauline Pupek	Imaging Assistant	1,389		5,000	0		*
Nick Fasso	Production Tech	1,389		5,000	0		*
Kate Richter	Vice President Home	62,500		250,000	0		*
Margot Ritcher	Chief Financial Officer and Secretary	125,000		500,000	0		*
Kelli McDonald	Creative Director	25,000		100,000	0		*
Jack Guerrero	Former Investment Relations Officer	27,778		27,778	0		*
Damien Vallernaud	Vice President Technology	16,667		75,000	0		*
Brit Moore	Women's apparel buyer	1,111		5,000	0		*
Rachel Espina	Junior Finance /AP	1,111		5,000	0		*
Korinne Hinderliter	Brand Relations Associate	1,111		5,000	0		*
Christian Vega	DeLa Fashion Manager	38,889		200,000	0		*
Lisa McFarlin	VP Apparel	14,583		75,000	0		*
Ross Svbeck	Former Home Buyer	2,222		2,222	0		*
Lauren Wittenberger	Copyrighter	972		5,000	0		*
Julien Martinsons	Customer Care	944		10,000	0		*
Brooke Finnan	Home Buyer	3,889		20,000	0		*
Anthony Winders	Former VP Revenue	20,883		20,833	0		*
Yin Yin Liow	Former Brand Relations Associate	556		556	0		*
Katherine Warnock	Brand Relations Associate	833		5,000	0		*
Abigal Goldberg	Business Manager	1,667		10,000	0		*
Eddie Watkins	Men’s Apparel Buyer	1,944		10,000	0		*
Ari Bouisus	PHP Developer	8,333		50,000	0		*
Mathew Cosby	Production Tech	5,556		100,000	0		*
Carlos Amaya	Warehouse worker	416		5,000	0		*
Eunice Lau	In House Counsel	11,111		100,000	0		*
Ali Sedaghat	Photographer Collections	1,667		10,000	0		*
Bryan Semmens	Controller	20,833		150,000	0		*
Sergio Gregorio	Warehouse worker	417		5,000	0		*
Arash Shokoufandeh	PHP Developer	4,167		50,000	0		*
Christina Pilling	Former Director of Corp. Dev. & Bus. Dev.	4		4	0		*
Shray Goel	Technical Project Manager	2,778		50,000	0		*
Rolando Ferilli	Jaxon Floor Manager	1,111		20,000	0		*
Zapora Williams	Former Production	278		5,000	0		*
Whitney Renner	Executive Assistant	833		5,000	0		*
Ariel Oki	Purchasing Assistant	556		5,000	0		*
Josh Thompson	Chief Marketing Officer	1,033,336		1,950,002	0		*
Jerry Wilkerson	Chief Technology and Information Officer	1,033,336		1,950,002	0		*
Braden Richter	President, Chief Executive Officer and Director	1,033,336	(5)	1,950,002	728,572	(5)	1.04%
Steve Beauregard	Chief Operating Officer	1,033,336		1,950,002	0		*
Kevin Walker	Former executive officer	400,010		400,010	0		*
Daniella Clarke	Fashion Consultant	166,667		300,000	0		*

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(1)	The securities “beneficially owned” by a person are determined in accordance with the definition of “beneficial ownership” set forth in the rules and regulations promulgated under the Exchange Act, and accordingly, may include securities owned by and for, among others, the spouse and/or minor children of an individual and any other relative who has the same home as such individual, as well as other securities as to which the individual has or shares voting or investment power or which such person has the right to acquire within 60 days of August 16, 2012 pursuant to the exercise of options, or otherwise. Beneficial ownership may be disclaimed as to certain of the securities.

(2)	Includes all shares of common stock underlying outstanding options granted to the selling stockholder.

(3)	Assumes that all shares of common stock offered by this prospectus are sold in this offering and that no other transactions with respect to shares of our common stock occur.

(4)	Based on 70,274,634 shares of common stock issued and outstanding as of August 31, 2012.

(5)	Includes (i) 300,000 shares of common stock, (ii) 142,857 shares of preferred stock, (iii) 142,857 shares of common stock underlying Series C Warrants that are immediately exercisable, (iv) 71,429 shares of common stock underlying Series D Warrants that are immediately exercisable, and (v) 71,429 shares of common stock underlying Series E Warrants that are immediately exercisable.

*	Less than 1% of our common stock.

PLAN OF DISTRIBUTION

The common shares being offered for resale by the selling stockholders consist of 10,891,411 shares of common stock underlying outstanding options granted to the selling stockholders under the Plan. We will pay any fees and expenses incurred by us incident to the registration of the securities.

Each selling stockholder of the securities and any of their pledgees, assignees and successors-in-interest permitted under the Plan may, from time to time, sell any or all of their securities covered hereby on the OTCQB or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;
•	in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such securities at a stipulated price per security;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

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•	a combination of any such methods of sale; or
•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell securities under Rule 144 under the Securities Act, if available, rather than under this prospectus.

The amount of our common stock to be reoffered or resold by means of this prospectus by each selling stockholder, and any other person with whom such selling stockholder is acting in concert for the purpose of selling securities of our company, may not exceed, during any three month period, the amount specified in Rule 144(e) of the Securities Act.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

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Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of securities of the common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

The validity of the shares of common stock being offered pursuant to this prospectus will be passed upon by Katten Muchin Rosenman LLP, New York, NY.

EXPERTS

The audited financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of MaloneBailey, LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing in giving said report.

WHERE YOU CAN FIND MORE INFORMATION

We filed with the SEC a registration statement under the Securities Act for the common stock in this offering. This prospectus does not contain all of the information in the registration statement and the exhibits and schedule that were filed with the registration statement. For further information with respect to us and our common stock, we refer you to the registration statement and the exhibits that were filed with the registration statement. Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement.

We file annual, quarterly, and current reports and other information with the SEC. Our filings with the SEC are available to the public on the SEC’s website at www.sec.gov. Those filings are also available to the public on our corporate website at www.Luxeyard.com. The information we file with the SEC or contained on, or linked to through, our corporate website or any other website that we may maintain is not part of this prospectus or the registration statement of which this prospectus is a part. You may also read and copy, at the SEC’s prescribed rates, any document we file with the SEC, including the registration statement (and its exhibits) of which this prospectus is a part, at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room.

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We are incorporating by reference certain information that we have filed with the SEC under the informational requirements of the Exchange Act, which means that we are disclosing it to you by referring to another document filed separately with the SEC. The information contained in the documents we are incorporating by reference is considered to be a part of this prospectus, and the information that we later file with the SEC will automatically update and supersede the information contained or incorporated by reference in this prospectus. Accordingly, we incorporate by reference:

(1)          Our Annual Report on Form 10-K for the fiscal year ended December 31, 2011;

(2)          Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2012;

(3)          Our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2012;

(4)          Our Current Reports on Form 8-K filed on March 2, 2012, April 27, 2012, May 4, 2012, May 25, 2012, June 5, 2012 and August 24, 2012;

(5)          Our Current Report on Form 8-K/A filed on June 5, 2012; and

(6)          Our description of our common stock set forth in the section entitled “Description of Securities” of our Registration Statement on Form S-1, initially filed with the SEC on June 18, 2012, as may be amended from time to time (File No. 333-182180).

All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the filing of a post-effective amendment indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, are incorporated by reference in this prospectus and are a part of this prospectus from the respective dates of filings of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of any filings or information incorporated herein by reference, at no cost, by writing or telephoning us at the following address and telephone number: Luxeyard, Inc., 8884 Venice Boulevard, Los Angeles, California 90034, Attention: Margot Ritcher, telephone number (323) 488-3574.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
SECURITIES ACT LIABILITIES

Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) allows a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the directors breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our certificate of incorporation provides for this limitation of liability.

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Section 145 of the DGCL provides that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify any persons who are, or were, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or directors has actually and reasonably incurred.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent authorized by the DGCL and shall pay expenses incurred (including attorneys’ fees) in defending any proceeding in advance of its final disposition upon receipt of an undertaking, by an indemnified person, to repay all amounts so advanced if it should be determined ultimately that such person is not entitled to be indemnified under this section or otherwise.

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

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We maintain a general liability insurance policy that covers liabilities of directors and officers of our corporation arising out of claims based on acts or omissions in their capacities as directors or officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our company pursuant to the foregoing provisions or otherwise, our company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

No one has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer or a solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale hereunder shall, under any circumstances, create any implication that there has not been any change in our affairs since the date hereof.

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                 Incorporation of Documents by Reference.

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and, in accordance therewith, files reports and other information with the Commission. The following documents, or portions thereof, filed by us with the Commission pursuant to the Exchange Act, are incorporated by reference in this Registration Statement:

(1)         Our Annual Report on Form 10-K for the fiscal year ended December 31, 2011;

(2)         Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2012;

(3)         Our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2012;

(4)         Our Current Reports on Form 8-K filed on March 2, 2012, April 27, 2012, May 4, 2012, May 25, 2012, June 5, 2012 and August 24, 2012;

(5)         Our Current Report on Form 8-K/A filed on June 5, 2012; and

(6)         Our description of our common stock set forth in the section entitled “Description of Securities” of our Registration Statement on Form S-1, initially filed with the Commission on June 18, 2012, as may be amended from time to time (File No. 333-182180).

All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, are incorporated by reference in this Registration Statement and are a part of this Registration Statement from the respective dates of filings of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.                 Description of Securities.

Not applicable.

Item 5.                 Interests of Named Experts and Counsel.

Not applicable.

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Item 6.                 Indemnification of Directors and Officers.

Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) allows a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the directors breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our certificate of incorporation provides for this limitation of liability.

Section 145 of the DGCL provides that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify any persons who are, or were, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or directors has actually and reasonably incurred.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent authorized by the DGCL and shall pay expenses incurred (including attorneys’ fees) in defending any proceeding in advance of its final disposition upon receipt of an undertaking, by an indemnified person, to repay all amounts so advanced if it should be determined ultimately that such person is not entitled to be indemnified under this section or otherwise.

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The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

We maintain a general liability insurance policy that covers liabilities of directors and officers of our corporation arising out of claims based on acts or omissions in their capacities as directors or officers.

Item 7.                 Exemption From Registration Claimed.

Not applicable.

Item 8.                 Exhibits.

Exhibit No.	Description
4.1	Specimen Common Stock Certificate (1)
4.2	Articles of Incorporation (1)
4.3	Bylaws (1)
4.4	Certificate of Amendment to Articles of Incorporation (2)
4.5	Certificate of Amendment to Articles of Incorporation, dated May 2, 2012 (3)
5.1	Opinion of Katten Muchin Rosenman LLP *
23.1	Consent of MaloneBailey, LLP *
23.2	Consent of Katten Muchin Rosenman LLP (included in Exhibit 5.1) *
24.1	Power of Attorney (included on signature page) *

(1)	Incorporated by reference to the Company’s Registration Statement on Form S-1 filed with the Commission on July 12, 2010.
(2)	Incorporated by reference to the Company’s Current Report on Form 8-K filed with the Commission on March 2, 2012.
(3)	Incorporated by reference to the Company’s Current Report on Form 8-K filed with the Commission on May 4, 2012.
*	Filed herewith.

Item 9.                 Undertakings.

The undersigned Company hereby undertakes:

(1)          To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)         To include any prospectus required by Section 10(a)(3) of the Securities Act;

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(ii)         To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)         To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act that are incorporated by reference in the Registration Statement.

(2)          That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned Company hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a–3 or Rule 14c–3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

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Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 31st day of August, 2012.

Luxeyard, Inc.

By:	/s/ Braden Richter
Name: Braden Richter
Title: President, Chief Executive Officer and Director

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints Braden Richter his/her true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him/her and in his/her name, place, and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all the exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises as fully, to all intents and purposes, as he/she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Braden Richter	President, Chief Executive Officer and	August 31, 2012
Braden Richter	Director (Principal Executive Officer)

/s/ Margot Ritcher	Chief Financial Officer and Secretary	August 31, 2012
Margot Ritcher	(Principal Financial Officer and
Principal Accounting Officer)

/s/ Amir Mireskandari	Chairman of the Board of Directors	August 31, 2012
Amir Mireskandari

INDEX TO EXHIBITS

Exhibit No.	Description
4.1	Specimen Common Stock Certificate (1)
4.2	Articles of Incorporation (1)
4.3	Bylaws (1)
4.4	Certificate of Amendment to Articles of Incorporation (2)
4.5	Certificate of Amendment to Articles of Incorporation, dated May 2, 2012 (3)
5.1	Opinion of Katten Muchin Rosenman LLP *
23.1	Consent of MaloneBailey, LLP *
23.2	Consent of Katten Muchin Rosenman LLP (included in Exhibit 5.1) *
24.1	Power of Attorney (included on signature page) *

(1)	Incorporated by reference to the Company’s Registration Statement on Form S-1 filed with the Commission on July 12, 2010.
(2)	Incorporated by reference to the Company’s Current Report on Form 8-K filed with the Commission on March 2, 2012.
(3)	Incorporated by reference to the Company’s Current Report on Form 8-K filed with the Commission on May 4, 2012.
*	Filed herewith.